EXHIBIT 10.12
PLAN AND SUMMARY PLAN DESCRIPTION
THE GMAC LLC
SENIOR LEADERSHIP SEVERANCE PLAN
          WHEREAS, GMAC LLC (the “Company”) wishes to establish a severance plan to govern the payment of severance benefits to selected employees whose employment is terminated within eighteen (18) months following the Effective Date (as defined below).
          NOW, THEREFORE, the Company establishes “The GMAC LLC Senior Leadership Severance Plan” in accordance with the following terms:
          1. Establishment of the Plan. The Company hereby establishes “The GMAC LLC Senior Leadership Severance Plan”. The Plan is effective as of the Effective Date.
          2. Definitions.
               (a) “Base Salary” means a Participant’s annual base salary as of the Separation Date and does not include bonus, or any other additional compensation or benefits.
               (b) “Benefits Notice” has the meaning ascribed to such term under Section 3 of the Plan.
               (c) “Board” means the Board of Managers of the Company.
               (d) “Cause,” as determined by the Board (or its designee), means (i) indictment of the Participant for a felony; (ii) conduct by the Participant in connection with the Participant’s employment duties or responsibilities that is fraudulent or grossly negligent, (iii) willful misconduct; (iv) the Participant’s willful contravention of lawful directions related to a material duty or responsibility of the Participant which is directed to be undertaken from the Board or the individuals to whom the Participant reports; (v) breach of any restrictive covenants in favor of the Company to which the Participant is subject; (vi) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its members, subsidiaries or affiliates; or (vii) the Participant’s failure to comply with a material policy of the Company, its members, subsidiaries or affiliates.
               (e) “Claim” means a written request by a Participant for benefits under the Plan.
               (f) “Effective Date” is November 30, 2006.
               (g) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

               (h) “Non-Competition Agreement and General Release” means an agreement in the form prepared by the Company including, without limitation, covenants restricting the Participant’s ability to compete with the Company or its subsidiaries, solicit current or former customers or clients of the Company or its subsidiaries or solicit or hire current or former employees of the Company or its subsidiaries, in each case, for the Severance Period, nondisclosure of confidential information, and the Participant’s general release of all claims, including for discrimination due to age, sex, race or other protected classification, against the Company and its predecessors, subsidiaries and affiliates, and their respective current and former directors, officers, members, shareholders, employees, and agents.
               (i) “Participant” means an employee of the Company and its subsidiaries selected by the Plan Administrator to participate in the Plan.
               (j) “Plan Administrator” means the Board or its designee.
               (k) “Plan” means The GMAC LLC Senior Leadership Severance Plan.
               (l) “Plan Appeal Committee” means the committee, comprised of at least one individual, appointed from time to time by the Plan Administrator.
               (m) “Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of April 2, 2006, entered into between the Company, FIM Holdings LLC, General Motors Corporation, and the other parties thereto.
               (n) “Qualified Termination” has the meaning ascribed to such term under Section 4 of the Plan.
               (o) “Separation Date” means the date of termination of the Participant’s employment with the Company or its subsidiaries.
               (p) “Severance Period” means the period following a Participant’s Separation Date that the Participant is entitled to receive severance benefits pursuant to Section 5 of the Plan.
          3. Eligibility. The Board or its designate, in its sole discretion, shall determine the Plan’s Participants. Each Participant shall receive a notice from the Plan Administrator (the “Benefits Notice”) informing the Participant of such selection to participate in the Plan and specifying the severance benefits the Participant shall be entitled to receive in the event the Participant’s employment with the Company or its subsidiaries terminates in connection with a Qualified Termination.
          4. Entitlement to Benefits. A Participant shall be eligible to receive the benefits provided for in Section 5 of the Plan only if (a “Qualified Termination”):
               (a) the Participant’s employment with the Company or its subsidiaries is terminated within eighteen (18) months following the Effective Date (i)

by the Company without Cause or (ii) as otherwise provided in the Participant’s Benefits Notice; and
               (b) the Participant signs, and does not revoke, the Non-Competition Agreement and General Release.
          5. Severance Benefits.
               (a) In the event that a Participant’s employment with the Company or its subsidiaries terminates in connection with a Qualified Termination, such Participant shall be entitled to receive the benefits set forth in the Participant’s Benefits Notice
               (b) In the event that the Participant breaches the Non-Competition Agreement and General Release, the Participant shall not be entitled to receive any further payments or benefits set forth in this Section 5.
               (c) No Other Severance Benefits. The benefits payable to a Participant pursuant to the Plan shall be in lieu of any payments or benefits such Participant may be entitled to receive pursuant to any other severance pay plan, program, policy or agreement. In jurisdictions where statutory or common law severance or redundancy payments are mandated, the Participant shall be required to waive such benefits where legally permissible. If a waiver is not legally permissible or enforceable, the Severance Benefit will be reduced by the applicable statutory or common law severance or redundancy payment.
          6. No Rights of Continued Employment. Nothing in this Plan shall confer on any Participant the right to continued employment with the Company, or affect in any way the right of the Company to terminate the Participant’s employment at any time, with or without Cause, or change the Participant’s responsibilities or, except as expressly set forth herein, affect in any way the rights of a Participant under any plan or agreement with the Company. Every Participant shall be subject to dismissal by the Company to the same extent as if the Plan had never been created. A Participant who receives severance benefits under the Plan shall not be considered an employee of the Company after such Participant’s Separation Date.
          7. Withholdings. All payments to a Participant under the Plan will be subject to all applicable withholding of federal, state and local taxes, or other applicable employment taxes in countries outside of the U.S
          8. Administration.
               (a) The Plan Administrator shall provide to any Participant in this Plan whose Claim under this Plan has been denied written notice (written in a manner calculated to be understood by the Participant) setting forth the specific reason or reasons for such denial; reference to the specific Plan provisions on which the determination is based; a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.
               (b) The Plan Administrator shall determine a Participant’s claim for benefits under this Plan within sixty (60) days of receipt of such claim; unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the benefit determination.
               (c) A Participant whose Claim under the Plan has been denied may appeal such denial to the Plan Appeal Committee in writing within sixty (60) calendar days of such denial. The Participant’s appeal of a benefit denial must be in writing and must set forth the facts and circumstances which Participant believes entitles the participant to a benefit under this Plan. The Participant will have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Participant shall also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. The review shall take into account all comments, documents, records, and other information submitted by the Participant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
               (d) The Plan Appeal Committee shall issue a decision of the Participant’s appeal within sixty (60) calendar days after receipt of the appeal; unless the Plan Appeal Committee determines that special circumstances require an extension of time for processing the claim. If the Plan Appeal Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Participant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Appeal Committee expects to render the determination on review.
               (e) The Plan Appeal Committee’s decision on the appeal shall be in writing (written in a manner calculated to be understood by the Participant) and shall set forth, if the appeal is denied, the reasons for such denial; reference to the specific Plan provisions on which the benefit determination is based; a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Participant’s claim for benefits; and a statement of the Participant’s right to bring an action under section 502(a) of ERISA. Any determination made by the Plan

Administrator or Plan Appeal Committee shall be given deference, if it is subject to judicial review, and shall be overturned only if it is arbitrary or capricious.
               (f) The Plan Administrator and the Plan Appeal Committee shall have the authority and discretion to determine eligibility for benefits, interpret the terms of the Plan and make conclusions of fact concerning the circumstances applicable to a Participant’s Claim.
          9. Amendment and Termination.
               (a) The Plan shall terminate on May 31, 2008; provided, however, that any Participant whose employment has been terminated in connection with a Qualified Termination prior to such date shall continue to receive the severance benefits set forth in such Participant’s Benefits Notice.
               (b) Notwithstanding the foregoing, the Company reserves the right to amend this Plan at any time; provided, however, that no amendment to the Plan shall be made which adversely affects any Participant’s rights or interests herein without the express written consent of each Participant so affected.
          10. General Information.
               (a) The Plan is sponsored by the Company and is self-administered by the Company and/or its designated agent. The Company’s employer identification number is 38-0572512.
               (b) The Plan is a Severance Pay Plan and is an employee welfare benefit plan under the definition of Section 3(1) of ERISA.
               (c) The Plan Administrator is the agent for service of legal process. Any communication should be addressed to:
Plan Administrator
The GMAC LLC Senior Leadership Severance Plan
Attention: GMAC LLC Corporate Secretary
Mail Code 482-B12-C82
200 Renaissance Center
Detroit, MI 48265
Phone: 313-665-6301
Fax: 313-665-6308
               (d) The Plan shall be unfunded. All benefits and administrative costs of the Plan shall be paid out of the general assets of the Company.
               (e) The Plan’s fiscal year is the calendar year.
               (f) The Plan Number for the Plan is 503.

          11. Rights Under ERISA.
               (a) Participants in the Plan are entitled to certain rights and protections under ERISA.
               (b) ERISA provides that all plan participants shall be entitled to receive information about your Plan and benefits. A Participant may:
               (i) Examine, without charge, at the Plan Administrator’s office and at other specified locations, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.
               (ii) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the plan and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
               (iii) Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.
               (c) In addition to creating rights for Plan Participants, ERISA imposes duties upon the individuals responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of the Plan’s Participants and beneficiaries. No one, including the Company or its subsidiaries, or any other person, may fire a participant or otherwise discriminate against a Participant in any way to prevent a Participant from obtaining a severance benefit or exercising rights under ERISA.
               (d) If a Participant’s claim for a severance benefit is denied or ignored, in whole or in part, the Participant have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
               (e) Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if the Participant requests a copy of Plan documents or the latest annual report from the Plan and does not receive them within 30 days, the Participant may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If a Participant has a claim for benefits which is denied or ignored, in whole or in part, the Participant may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the plan’s money, or if a Participant is discriminated against for asserting such Participant’s rights, the Participant may seek assistance from the U.S. Department of Labor, or may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful the court may order the person the

Participant has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the claim is frivolous.
               (f) Questions about the Plan should be directed to the Plan Administrator. For questions about this statement or about rights under ERISA, or for assistance in obtaining documents from the Plan Administrator, contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. Participants may also obtain certain publications about rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.